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                                                               EXHIBIT 23.5



                  CONSENT OF VALUATION RESEARCH CORPORATION




     Valuation Research Corporation hereby consents to references to our Firm and the use of our report dated December 15, 1996 included in or made a part of this Registration Statement.




VALUATION RESEARCH CORPORATION

Princeton, New Jersey
December 18, 1997